EXHIBIT 10.1

SECOND AMENDMENT TO

LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), with an effective date as of September 29, 2018, is made by and among SCHOOL SPECIALTY, INC., a Delaware corporation ("Borrower"), each Guarantor (as defined in the Loan Agreement) party hereto, the Lenders identified on the signature pages hereof and TCW ASSET MANAGEMENT COMPANY LLC, as agent for the Lenders ("Agent").

WHEREAS, Borrower, the Guarantors from time to time party thereto, Agent, and the Lenders from time to time party thereto are parties to that certain Loan Agreement dated as of April 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"); and

WHEREAS, Borrower has requested that Agent and the Lenders amend the Loan Agreement in certain respects as set forth herein, and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.

Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

2.

Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of Borrower and the Guarantors party hereto set forth in Section 6 below, the Loan Agreement is amended as follows:

(A)

The defined term "Applicable Margin" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Applicable Margin:  the applicable rate per annum corresponding to the applicable Net Senior Leverage Ratio, all as set forth in the following table:

Net Senior Leverage Ratio	Prime Rate Loans	LIBOR Rate Loans
> 3.75x	6.00%	7.00%
> 3.50x, but < 3.75x	5.50%	6.50%
>3.00x, but < 3.50x	5.25%	6.25%
<3.00x	5.00%	6.00%

The Applicable Margin shall be adjusted quarterly, to the extent applicable, as of the first Business Day of the month following the date on which financial statements are required to be delivered pursuant to Section 10.1.2 hereof

(including with respect to the last Fiscal Quarter of each Fiscal Year) after the end of each related Fiscal Quarter based on the Net Senior Leverage Ratio as of the last day of such Fiscal Quarter.  Notwithstanding the foregoing, (a) during the period commencing on the Second Amendment Effective Date and ending on the first Business Day of the month following the date on which financial statements for the Fiscal Year ending December 29, 2018 have been delivered in accordance with Section 10.1.2(a) hereof, the Applicable Margin shall be (i) 6.00% with respect to Prime Rate Loans and (ii) 7.00% with respect to LIBOR Rate Loans, (b) if Borrower fails to deliver the financial statements required by Section 10.1.2 hereof, and the related Compliance Certificate required by Section 10.1.2 hereof, by the respective date required thereunder after the end of any related Fiscal Quarter, if requested in writing by Agent or Required Lenders, the Applicable Margin shall be the rates corresponding to the Net Senior Leverage Ratio of > 3.75x in the foregoing table until such financial statements and Compliance Certificate are delivered (plus, if requested by Agent or Required Lenders, the Default Rate), and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing; provided, that such a reduction shall occur on the date all such Events of Default have been cured or waived in accordance with Section 14.1 hereof.

If, as a result of any restatement of or other adjustment to the financial statements of Borrower and its Subsidiaries or for any other reason, Agent determines that (a) the Net Senior Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (b) a proper calculation of the Net Senior Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Net Senior Leverage Ratio would have resulted in higher pricing for such period, Borrower shall automatically and retroactively be obligated to pay to Agent, for the benefit of the applicable Lenders, promptly on demand by Agent, an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the Net Senior Leverage Ratio would have resulted in lower pricing for such period, neither Agent nor any Lender shall have any obligation to repay any interest or fees to Borrower; provided, that, if as a result of any restatement or other event a proper calculation of the Net Senior Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then (x) the amount payable by Borrower pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amount of interest paid for all such periods and (y) the amount credited to Borrower pursuant to clause (ii) above shall be based upon the excess, if any, of the amount of interest paid by Borrower for all applicable periods over the amount of interest that should have been paid for all such periods.

(B)

The defined term "Delayed Draw Term Loan Commitment Termination Date" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Delayed Draw Term Loan Commitment Termination Date:  November 7, 2018.

(C)

Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

FASB ASC: the Accounting Standards Codification of the Financial Accounting Standards Board.

Second Amendment Effective Date:  September 29, 2018.

(D)

Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1.2

Accounting Terms.

Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower's certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change; provided that, notwithstanding the foregoing, GAAP shall include the application of FASB ASC 606 with retroactive effect as of December 31, 2017 for purposes of the computation of any financial covenant contained herein and for all other purposes of the Loan Documents, with effect on the Second Amendment Effective Date.

(E)

Section 10.2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10.2.3

Revolver Usage.

Permit the aggregate amount of outstanding Revolving Loans to exceed $0 on (x) the last Saturday of December of each Fiscal Year and (y) each day during a sixty (60) day period that includes the last Saturday of December of such Fiscal Year (provided, however, that clauses (x) and (y) shall not apply with respect to the Fiscal Year ending December 29, 2018, provided further that the aggregate amount of outstanding Revolving Loans shall not exceed $0 each day during a fourteen (14) consecutive day period that begins on or after December 15, 2018 and ends on or before January 31, 2019).

(F)

Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10.3.1

Fixed Charge Coverage Ratio.  Maintain as of the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each four (4) consecutive Fiscal Quarter period then ended set forth below:

Applicable Ratio	Applicable Period
1.25:1.0	For the four (4) consecutive Fiscal Quarter periods ending December 29, 2018, March 30, 2019 and June 29, 2019
1.35:1.0	For the four (4) consecutive Fiscal Quarter period ending September 28 2019
1.45:1.0	For the four (4) consecutive Fiscal Quarter period ending December 28 2019
1.50:1.0	For the four (4) consecutive Fiscal Quarter periods ending March 28, 2020, June 27, 2020 and September 26, 2020
1.55:1.0	For the four (4) consecutive Fiscal Quarter periods ending December 26, 2020 and March 27, 2021
1.60:1.0	For the four (4) consecutive Fiscal Quarter periods ending June 26, 2021, September 25, 2021, December 25, 2021and March 26, 2022

3.

Continuing Effect.  Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Loan Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.

Reaffirmation and Confirmation.  Each of Borrower and each Guarantor party hereto hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower and the Guarantors, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each of Borrower and each Guarantor party hereto hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower and the Guarantors party hereto in all respects.

5.

Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

(a)

Each party hereto shall have executed and delivered this Amendment to Agent;

(b)

Agent shall have received a fully executed copy, in form and substance reasonably satisfactory to Agent, of a conforming amendment to the Revolving Loan Agreement;

(c)

All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel;

(d)

Agent shall have received the Second Amendment Fee referred to below;

(e)

Borrower shall have paid all costs and expenses of Agent (including attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith that have been invoiced on or before the date hereof; and

(f)

No Default or Event of Default shall have occurred and be continuing.

6.

Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each of Borrower and each Guarantor party hereto hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a)

All representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if made on and as of such date, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)

No Default or Event of Default has occurred and is continuing; and

(c)

This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and the Guarantors and are enforceable against Borrower and the Guarantors in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

7.

Second Amendment Fee.  Borrowers shall pay to Agent, for the ratable benefit of the Lenders, a fee in an amount equal to $279,310 (the "Second Amendment Fee"), which shall be fully earned and due and payable on the date hereof.

8.

Miscellaneous.

(a)

Expenses.  Borrower agrees to pay on demand all expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Loan Agreement.

(b)

Governing Law.  This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of New York.

(c)

Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e. "pdf") shall be effective as delivery of a manually executed counterpart hereof.

9.

Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor party hereto, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, as of the date of this Amendment, both at law and in equity, which Borrower or any Guarantor, or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in each case for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered on November 7, 2018, with an effective date as of September 29, 2018.

BORROWER: SCHOOL SPECIALTY, INC. By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President & CEO

GUARANTORS: CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

SPORTIME, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

DELTA EDUCATION, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

Signature Page to Second Amendment to Loan Agreement

PREMIER AGENDAS, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

CHILDCRAFT EDUCATION, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

BIRD-IN-HAND WOODWORKS, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

CALIFONE INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

SSI GUARDIAN, LLC, a Delaware limited liability company By: /s/ Joseph M. Yorio Name: Joseph M. Yorio Title: President

Signature Page to Second Amendment to Loan Agreement

AGENT: TCW ASSET MANAGEMENT COMPANY LLC, as Agent By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

LENDERS: TCW DIRECT LENDING LLC, as a Lender By TCW Asset Management Company LLC Its Investment Advisor By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

TCW DIRECT LENDING STRATEGIC VENTURES LLC, as a Lender By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

WEST VIRGINIA DIRECT LENDING LLC, as a Lender By: TCW Asset Management Company LLC, its Investment Advisor By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

Signature Page to Second Amendment to Loan Agreement

TCW BRAZOS FUND LLC, as a Lender By: TCW Asset Management Company LLC, its Investment Advisor By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

TCW SKYLINE LENDING, L.P., as a Lender By: TCW Asset Management Company LLC, its Investment Advisor By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

Signature Page to Second Amendment to Loan Agreement

CERBERUS AUS LEVERED HOLDINGS III LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS AUS LEVERED HOLDINGS LP, as a Lender By: CAL I GP Holdings LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

CERBERUS AUS LEVERED II LP, as a Lender By: CAL II GP Holdings, LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS ICQ OFFSHORE LEVERED LP, as a Lender By: Cerberus ICQ Offshore GP LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

Signature Page to Second Amendment to Loan Agreement

CERBERUS ICQ OFFSHORE LOAN OPPORTUNITIES MASTER FUND, L.P. as a Lender

By:  Cerberus ICQ Offshore Levered GP, LLC

Its:  General Partner

By:  /s/ Daniel E. Wolf

Name:  Daniel E. Wolf

Title:  Senior Managing Director

CERBERUS LOAN FUNDING XXI L.P., as a Lender By: Cerberus LFGP XXI, LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

CERBERUS OFFSHORE LEVERED LOAN

OPPORTUNITIES MASTER FUND III, L.P.

as a Lender

By:  Cerberus Offshore Levered Opportunities III GP, LLC

Its:  General Partner

By:  /s/ Daniel E. Wolf

Name:    Daniel E. Wolf

Title:      Senior Managing Director

CERBERUS REDWOOD LEVERED A LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS REDWOOD LEVERED B LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND A, L.P.

as a Lender

By:  Cerberus Redwood Levered Opportunities GP A, LLC

Its:  General Partner

By:  /s/ Daniel E. Wolf

Name:  Daniel E. Wolf

Title:  Senior Managing Director

Signature Page to Second Amendment to Loan Agreement

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.

as a Lender

By:  Cerberus Redwood Levered Opportunities GP B, LLC

Its:  General Partner

By:   /s/ Daniel E. Wolf

Name:    Daniel E. Wolf

Title:      Senior Managing Director

CERBERUS SWC LEVERED II LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS SWC LEVERED LOAN OPPORTUNITIES MASTER FUND, L.P.

as a Lender

By:  Cerberus SWC Levered Opportunities GP, LLC

Its:  General Partner

By:  /s/ Daniel E. Wolf

Name:  Daniel E. Wolf

Title:  Senior Managing Director

Signature Page to Second Amendment to Loan Agreement